EXHIBIT 32

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Sec. 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2007, of The Paul Revere Variable Annuity Contract Accumulation Fund (“Registrant”).

I, Donald E. Boggs, the Chief Executive Officer and Chief Financial Officer of the Registrant certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 29, 2008
/s/ Donald E. Boggs
Donald E. Boggs
Chairman, Board of Managers
The Paul Revere Variable Annuity
Contract Accumulation Fund
Signing in the capacity of Chief
Executive Officer and Chief Financial
Officer